UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

(Rule 14a-101)
________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SenesTech, Inc.
_______________________________________
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SENESTECH, INC.
23460 N. 19th Ave., Suite 110
Phoenix, Arizona 85027

September 12, 2022

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of SenesTech, Inc., a Delaware corporation, which will be held on Wednesday, October 12, 2022, at 10:00 a.m., local time, at 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027.

Details regarding the Special Meeting and the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement. You are entitled to vote at the Special Meeting and any adjournments, continuations or postponements thereof only if you were a stockholder as of September 8, 2022. As a result of the dividend of the shares of Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), distributed on September 2, 2022, each holder of shares of our common stock also holds a number of one one-thousandths of a share of our Series C Preferred Stock equal to the whole number of shares of common stock held by such holder. Because any one one-thousandths of a share of Series C Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed, if you fail to submit a proxy to vote your shares or attend the Special Meeting in order to do so, your shares of Series C Preferred Stock will be redeemed immediately prior to the opening of the polls at the Special Meeting and will not be entitled to vote at the Special Meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the Special Meeting in person, please vote as promptly as possible by following the instructions in the accompanying proxy statement to ensure your representation and the presence of a quorum at the Special Meeting. As an alternative to voting in person during the Special Meeting, you may vote via the Internet, by telephone or by signing, dating and returning the accompanying proxy card.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary, or you may also attend the meeting and vote in person during the meeting.

On behalf of management and our Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Special Meeting in person.

If you have any questions regarding the attached proxy statement or need assistance in voting your shares of common stock or preferred stock, please contact our proxy solicitor, Alliance Advisors, LLC, by telephone at 1-800-574-5925 (stockholders) and 928-779-4143 (brokers, banks and other nominees), or by e-mail at snes@allianceadvisors.com.

On behalf of management and our Board of Directors, we thank you for your continued support and interest in SenesTech, Inc.

Sincerely,
/s/ Kenneth Siegel
Kenneth Siegel Chief Executive Officer

SENESTECH, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 2022

Dear Stockholder:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of SenesTech, Inc., a Delaware corporation, will be held on Wednesday, October 12, 2022, at 10:00 a.m., local time, at 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027.

The Special Meeting will be held for the following purposes:

1.      To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-5 shares and not more than 1-for-20 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”);

2.      To approve an amendment to our 2018 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares available under the Incentive Plan by 3,000,000 shares (the “Incentive Plan Proposal”);

3.      To approve an adjournment of the Special Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”); and

4.      To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting of Stockholders.

Our Board of Directors has fixed the close of business on September 8, 2022 as the record date for the determination of stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on September 8, 2022 are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof. Notwithstanding the foregoing, holders of our outstanding shares of Series C Preferred Stock will only be entitled to vote such shares on the Reverse Stock Split Proposal and the Adjournment Proposal to the extent that such shares have not been automatically redeemed in the Initial Redemption as described in the accompanying proxy statement. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to the Special Meeting and during the Special Meeting.

It is important that your shares be represented and voted, regardless of whether you plan to attend the Special Meeting in person. You may vote in advance of the Special Meeting on the Internet, by telephone or by completing and mailing a proxy or voting card. Voting in advance by Internet, telephone or mail will ensure your shares are represented at the Special Meeting. If you attend the meeting in person, you may choose to revoke your proxy and vote in person during the meeting.

On behalf of management and our Board of Directors, we thank you for your continued support and interest in SenesTech, Inc.

Sincerely,
/s/ Kenneth Siegel
Kenneth Siegel Chief Executive Officer

Phoenix, Arizona

September 12, 2022

i

SENESTECH, INC.
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is being solicited by our Board of Directors for use at the Special Meeting, to be held on Wednesday, October 12, 2022 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at our principal executive offices at 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027. Our telephone number at our principal executive offices is (928) 779-4143. As used in this proxy statement, “we,” “us,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation.

On or about September 14, 2022, we are mailing to stockholders entitled to vote at the Special Meeting, paper copies of this proxy statement. The Notice of Special Meeting and proxy statement are also available online at www.proxyvote.com.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on September 8, 2022, or the record date, are entitled to receive notice of and to vote at the Special Meeting. Our only outstanding voting securities are shares of common stock, $0.001 par value (“Common Stock”), and shares of Series C Preferred Stock, $0.001 par value (“Series C Preferred Stock”). As of the record date, 12,212,950 shares of our Common Stock were issued and outstanding, which shares of Common Stock were held by approximately 695 stockholders of record, and 12,212.95 shares of our Series C Preferred Stock were issued and outstanding, which shares of Series C Preferred Stock were held by approximately 695 stockholders of record.

Stockholders Entitled to Vote at the Special Meeting

Holders of record of our Common Stock and our Series C Preferred Stock as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of our Common Stock have the right to vote on all matters brought before the Special Meeting. Holders of record of shares of our Series C Preferred Stock have the right to vote only on the Reverse Stock Split Proposal and the Adjournment Proposal. Holders of our Common Stock and Series C Preferred Stock will vote on the Reverse Stock Split Proposal and the Adjournment Proposal as a single class. Notwithstanding the foregoing, holders of outstanding shares of our Series C Preferred Stock will only be entitled to vote such shares on the Reverse Stock Split Proposal and the Adjournment Proposal to the extent that such shares have not been automatically redeemed in the Initial Redemption (as defined below).

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting through the Internet or by telephone.

Voting Rights of the Stockholders

Each share of our Common Stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before the Special Meeting. As previously announced on August 26, 2022, our Board of Directors declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each outstanding share of Common Stock to stockholders of record of our Common Stock on September 5, 2022. The holders of Series C Preferred Stock have 1,000,000 votes per whole share of Series C Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series C Preferred Stock) and are entitled to vote with the Common Stock, together as a single class, on the Reverse Stock Split Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the Special Meeting. Notwithstanding the foregoing, each share of Series C Preferred Stock redeemed pursuant to the Initial Redemption (as defined below) will have no voting power with respect to the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter. Unless otherwise provided on any applicable proxy, when a holder of Common Stock submits a vote on the Reverse Stock Split Proposal and the Adjournment Proposal, the corresponding number of shares of Series C Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of Common Stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split Proposal and the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter brought before the Special Meeting. For example, if a stockholder holds 10 shares of Common Stock (entitled to one vote per share) and votes in favor of the Reverse Stock Split Proposal, then 10,010 votes will be recorded in favor of the Reverse Stock Split Proposal, because the stockholder’s shares of Series C Preferred Stock will automatically be voted in favor of the Reverse Stock Split Proposal alongside such stockholder’s shares of Common Stock.

All shares of Series C Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to the Initial Redemption shall be redeemed in whole, but not in part, at the close of business on the earlier of (i) the business day established by the Board of Directors in its sole discretion, automatically and effective on such time and date, or (ii) the first business day following the date on which the Corporation’s stockholders approve the Reverse Stock Split Proposal at any meeting of stockholders held for the purpose of voting on the Reverse Stock Split Proposal.

How To Vote

Whether you plan to attend the Special Meeting or not, we urge you to submit your voting instructions by proxy. Voting by proxy will not affect your right to attend the Special Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. If you neither submit by proxy nor vote your shares during the Special Meeting, your shares will not be voted if you are a registered stockholder. If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. See “Quorum; Abstentions; Broker Non-Votes; Results” below for more information.

If your shares are registered directly in your name through our stock transfer agent, Transfer Online, or you have stock certificates registered in your name, you may vote:

•        By the Internet or by telephone.    Follow the instructions included in the proxy card to submit your voting instructions over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can have your shares voted by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.

•        In person at the Special Meeting.    If you attend the Special Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on October 11, 2022.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

Revocability of Proxies

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by submitting your proxy by the Internet or by telephone as instructed above;

•        by notifying the Corporate Secretary of our company in writing before the Special Meeting that you have revoked your proxy; or

•        by attending the Special Meeting in person and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Solicitation

We have retained Alliance Advisors, LLC to act as a proxy solicitor for the Special Meeting. We have agreed to pay Alliance Advisors, LLC $8,000, plus reasonable out-of-pocket expenses, for proxy solicitation services and, if needed, additional fees for telephone solicitation. All related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Stockholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes; Results

At the Special Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of one-third (1/3) of the stock issued and outstanding and entitled to vote are present in person or represented by proxy. A quorum is necessary for the transaction of business at the Special Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority, i.e., “routine” matters under The Nasdaq Stock Market LLC, or Nasdaq, rules. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Special Meeting but does not vote on a particular proposal because such broker or other nominee either does not exercise its discretionary voting authority or does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The only “routine” proposals you are being asked to vote on at the Special Meeting are the Reverse Stock Split Proposal and the Adjournment Proposal. The Incentive Plan Proposal is considered a “non-routine” matter, which means that your bank or broker will not be permitted to vote your shares on such Incentive Plan Proposal at the Special Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.

Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Special Meeting.

We intend to publish final voting results of the Special Meeting in a Current Report on Form 8-K, which we expect will be filed within four business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish results as to matters for which we have final votes and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Required Votes and Voting

Each holder of Common Stock is entitled to one vote for each share held. The holders of Series C Preferred Stock have 1,000,000 votes per whole share of Series C Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series C Preferred Stock) and are entitled to vote with the Common Stock, together as a single class, on the Reverse Stock Split Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the Special Meeting.

Assuming that a quorum is present at the Special Meeting, the following votes will be required:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Reverse Stock Split Proposal	For, against or abstain

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Common Stock and Series C Preferred Stock entitled to vote on the proposal, voting together as a single class.

Please refer to the discussion above under “Stockholders Entitled to Vote at the Special Meeting” and “Voting Rights of the Stockholders” for a description of the Series C Preferred Stock, which is entitled to be voted together with the Common Stock as a single class on the Reverse Stock Split Proposal and the Adjournment Proposal. Shares of Series C Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on either the Reverse Stock Split Proposal or the Adjournment Proposal and will be excluded from the calculation as to whether such proposals pass at the Special Meeting. Due to the voting power of the shares of Series C Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Stock Split Proposal and the Adjournment Proposal, the holders of Common Stock that submit a proxy to vote their shares at the Special Meeting or attend the Special Meeting will effectively have enhanced voting power on the two proposals over holders of Common Stock that are not represented in person or by proxy at the Special Meeting. This means that the Reverse Stock Split Proposal and the Adjournment Proposal could each be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our Common Stock.

			Against	Brokers have discretion to vote

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
2. Incentive Plan Proposal	For, against or abstain

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the voting power of the outstanding shares of the Common Stock present in or represented by proxy at the Special Meeting and entitled to vote on the proposal.

			Against	No effect
3. Adjournment Proposal	For, against or abstain

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

			Against	Brokers have discretion to vote

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Special Meeting will be voted at the Special Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted “FOR” the Reverse Stock Split Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Special Meeting.

Deadlines for Receipt of Stockholder Proposals

Pursuant to our Amended and Restated Bylaws, because this is a Special Meeting of Stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Special Meeting.

As previously stated in our proxy statement filed with the SEC on April 29, 2022, stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered timely pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2023, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than December 31, 2022. Any proposals received after such date will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a-4(c) under the Exchange Act, and may be brought before the 2023 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no earlier than February 13, 2023 and no later than March 15, 2023.

Further, our Amended and Restated Bylaws, as amended, or Bylaws, provide that only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought in accordance with Section 2.4 of our Bylaws.

All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: SenesTech, Inc., 23460 N. 19th Ave., Suite 110, Phoenix, Arizona 85027, Attention: Secretary.

PROPOSAL ONE
APPROVAL OF AMENDMENT
TO OUR AMENDED AND RESTATED CHARTER
TO EFFECT A REVERSE STOCK SPLIT

Background and Proposed Amendment

Our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), currently authorizes us to issue a total of 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, of which 20,000 shares have been designated Series C Preferred Stock.

On August 26, 2022, subject to stockholder approval, our Board of Directors approved an amendment to our Charter to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding Common Stock by a ratio of not less than 1-for-5 and not more than 1-for-20. The exact ratio of the Reverse Stock Split will be set within this range as determined by our Board of Directors in its sole discretion prior to the time of the Reverse Stock Split and will be publicly announced by us prior to the effective time.

The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 20 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to our company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, our Board of Directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of our company and our stockholders in light of, among other things, our ability to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If our Board of Directors determines that it is in the best interests of our company and our stockholders to effect the Reverse Stock Split, it will hold a board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors our Board of Directors will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable. Our Board of Directors has determined that the amendment is advisable and in the best interests of our company and our stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

On March 2, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business day period between January 14, 2022 and March 1, 2022, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until August 29, 2022 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In order to regain compliance with Nasdaq’s minimum bid price requirement, our Common Stock must maintain a minimum closing bid price of $1.00 for at least 10 consecutive business days during the Compliance Period.

We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide our Board of Directors flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of our company and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board of Directors approved the Reverse Stock Split as being in the best interests of our company.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

Our Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board of Directors will not have the authority to effect the Reverse Stock Split Charter Amendment to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board of Directors to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

Our Board of Directors believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board of Directors will be not less than 1-for-5 and not more than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

•        the historical trading price and trading volume of our Common Stock;

•        the trading price and trading volume of our Common Stock immediately prior to the Reverse Stock Split;

•        the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•        the number of shares of our Common Stock outstanding;

•        prevailing market conditions;

•        general economic conditions in our industry; and

•        our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board of Directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, our Board of Directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. Our Board of Directors currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split is in the best interests of our company and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board of Directors does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the reverse stock split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Charter Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of our company, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including shares held by our company as treasury shares, by a Reverse Stock Split ratio of 1-for-5 to 1-for-20. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.001.

As of the record date, we had 12,212,950 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-5 or 1-for-20, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 2,442,950 shares and 610,648 shares, respectively.

All shares of Series C Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series C Preferred Stock that were not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board of Directors or (ii) automatically upon the approval by our stockholders of the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split. Please refer to the discussion in the Procedural Matters Section under “Stockholders Entitled to Vote at the Special Meeting,” “Voting Rights of the Stockholders” and “Required Votes and Voting” for a description of the voting power of the Series C Preferred Stock.

We are currently authorized to issue a maximum of 100,000,000 shares of our Common Stock. As of the record date, there were 12,212,950 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by our Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, our Board of Directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as our Board of Directors deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie stock options and warrants, which could be exercised after the Reverse Stock Split Charter Amendment is effected.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under the Incentive Plan, including (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under the Incentive Plan; (iv) the option price of each outstanding stock option; (v) the amount, if any, paid for forfeited shares in accordance with the terms of the Incentive Plan; and (vi) the number of or exercise price of shares then subject to outstanding stock appreciation rights previously granted and unexercised under the Incentive Plan, will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of Common Stock (or other securities or property) subject to any award shall always be a whole number. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Incentive Plan, as well as any plan limits on the size of such grants (e.g., the Incentive Plan’s limit on the number of stock options or stock appreciation rights that may be granted to our executive officers in any calendar year) will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

Effects of the Reverse Stock Split on Regulatory Matters.

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split.

Treatment of Fractional Shares in the Reverse Stock Split

We do not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Common Stock will be:

•        rounded up to the nearest whole share of Common Stock, if such shares of Common Stock are held directly; or

•        rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986 (the “Code”).

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.

Exchange of Share Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the Transfer Agent will mail a letter of transmittal to our stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that we and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•        a citizen or resident of the United States;

•        a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the stockholder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Vote Required

The approval of the Reverse Stock Split Proposal requires the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Common Stock and Series C Preferred Stock entitled to vote on the proposal, voting together as a single class. Each of the failure to vote by proxy or to vote in person, an abstention and a broker non-vote will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL TWO
APPROVAL OF THE AMENDMENT OF INCENTIVE PLAN

We are seeking stockholder approval of an amendment to the Incentive Plan (the “Plan Amendment”) to increase the number of shares of Common Stock available for issuance under the Incentive Plan by 3,000,000 shares.

Following the recommendation by our Compensation Committee, our Board of Directors unanimously approved the Plan Amendment on August 26, 2022, subject to stockholder approval.

Purpose and Background

The Incentive Plan is the sole available plan for granting equity compensation to our employees, officers, directors and consultants. The Incentive Plan’s current authorized share reserve is 3,850,000 shares plus shares that have or may become available for issuance under the Incentive Plan from the 2015 Equity Incentive Plan (the “2015 Plan”) since the Incentive Plan’s inception of up to an aggregate maximum of 122,279 shares. As of September 8, 2022, there are only 1,351,074 shares remaining available for future grant under the Incentive Plan, an insufficient amount to recruit and retain our employees and directors, particularly in this challenging business environment.

As of September 8, 2022, the closing sales price of a share of our Common Stock as reported on the Nasdaq Capital Market was $0.453 per share. The weighted average exercise price of our 2,574,846 stock options outstanding at September 8, 2022 was $1.88 per share.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our Board of Directors believes that we will need the additional 3,000,000 new shares to be available under the Incentive Plan. Although the additional shares will increase the potential dilution to stockholders, our Board of Directors, in consultation with the Compensation Committee and its compensation consultant, believes our equity compensation program is well-managed, reasonable and within market norms with the addition of the new shares.

In determining the number of additional new shares to allocate to the Incentive Plan, our Board of Directors analyzed various factors, including potential dilution, industry plan cost standards, historical grant practices and anticipated equity compensation needs. As of September 8, 2022, 12,212,950 shares of our Common Stock are outstanding and 19,319,243 shares of our Common Stock are outstanding on a fully diluted basis (assuming exercise of all outstanding warrants and stock options). The potential dilution to current stockholders that could result from the additional 3,000,000 shares requested plus the remaining 1,351,074 shares available for issuance under the Incentive Plan as of September 8, 2022 would be approximately 22.5% of our fully diluted shares outstanding. We believe this amount is less than the median of similarly situated companies based on information provided to our Compensation Committee by FW Cook, our compensation consultant. In addition, our approximate annual “burn rate” for grants for fiscal years 2018 to 2021 was on average 7.5% per year, based on the average number of shares subject to all equity awards made under the Incentive Plan during each of the four fiscal year periods divided by the average number of shares of Common Stock outstanding as reported in the Form 10-Ks for each of the four fiscal year end periods. We believe this amount is below typical annual usage for companies of similar size and character.

Practically, equity grants will only be effective if the grants represent sufficient value, and we believe that management will be most aligned with stockholders if the grants represent meaningful equity-based compensation.

Under applicable Nasdaq rules, we are required to obtain stockholder approval of the Plan Amendment. If the Incentive Plan Proposal is approved, the Plan Amendment will become effective as of the date of the Special Meeting. If the Incentive Plan Proposal is not approved, we may continue to grant awards under the Incentive Plan in accordance with the current terms and the current limited share reserve remaining available and, thereafter, we will be unable to grant equity compensation on a basis consistent with our historical practice. As a result, we may need to consider other compensation alternatives, such as cash compensation. Replacing equity with cash would increase cash compensation expense and divert cash that could otherwise be used for our business operations or reinvested in the business. As such, our Board of Directors recommends that stockholders approve the Plan Amendment.

The principal features of the Incentive Plan, taking into account the effect of the Plan Amendment, are summarized below. This summary does not contain all information about the Incentive Plan, as amended by the Plan Amendment, and is qualified in its entirety by reference to the text of the Incentive Plan, as amended by the Plan Amendment, which is attached as Annex B. Additions are indicated by underlining, and deletions are indicated by strike-outs.

Executive officers and directors have a financial interest in this proposal because they are eligible to participate in the Incentive Plan.

Description of the Incentive Plan, As Amended

Purpose.    The purpose of the Incentive Plan is to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of our company and provide a means by which the eligible recipient may benefit from increases in value of our Common Stock.

Eligibility.    Our Incentive Plan allows for the grant of incentive stock options to our employees and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to our employees, officers, directors and consultants. As of September 8, 2022, approximately 29 employees, including four executive officers and seven non-employee directors, were eligible to participate in the Incentive Plan.

Authorized Shares.    The maximum number of shares of our Common Stock authorized for issuance under our Incentive Plan is 6,850,000, which includes the requested 3,000,000 shares. In addition, the Incentive Plan authorizes for issuance (i) shares that remained available for new grants under the 2015 Plan on the date the Board of Directors originally approved the Incentive Plan (which amount was 52,155 shares) and (ii) shares subject to outstanding awards under the 2015 Plan on that date that subsequently cease to be subject to such awards. As of September 8, 2022, 55,084 shares remain subject to outstanding awards under the 2015 Plan. To the extent such outstanding awards under the 2015 Plan are exercised for or settled in shares, those shares will not become available for issuance under the Incentive Plan.

To the extent that stock awards granted under our Incentive Plan expire or terminate without being exercised in full or are settled in cash, then any such expiration, termination or settlement will not reduce the number of shares available for issuance under our Incentive Plan. Additionally, shares issued pursuant to stock awards under our Incentive Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our Incentive Plan.

Subject to the Incentive Plan’s share reserve, incentive stock options can be granted under the Incentive Plan in an amount not to exceed three times the total authorized share reserve of the Incentive Plan (under the tax rules for incentive stock options, certain shares that are subsequently repurchased by us or forfeited under the Incentive Plan cannot be used again for future grants of incentive stock options).

Plan Administration.    Our Board of Directors and/or Compensation Committee of our Board of Directors administers our Incentive Plan and the stock awards granted under it (references to “Board” below generally refer to both our Board of Directors and the Compensation Committee). Subject to the terms of the Incentive Plan, the Board of Directors has the authority to select the individuals to receive awards, determine the terms and conditions of all awards and interpret the provisions of the Incentive Plan and any awards, notices or agreements executed or entered into under the Incentive Plan. The Board may amend the Incentive Plan or any awards granted under the Inventive Plan in these and other respects with the written consent of any adversely affected participant, although certain material amendments to the Incentive Plan require stockholder approval. Our Board is also authorized to delegate to officers the authority to make grants to non-officer employees, within limits prescribed by the Board, the Incentive Plan and applicable law.

Corporate Transactions.    Our Incentive Plan provides that our Board of Directors will determine how each outstanding award will be treated in the event of certain specified significant corporate transactions, including: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction. The Board of Directors may (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, if any, determined by the Board or (6) make a payment, in the form determined by the Board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award prior to the transaction over any exercise price payable by the participant in connection with the exercise. The Board of Directors is not obligated to treat all stock awards, even those that are of the same type, or all participants in the same manner.

In the event of a change in control, awards granted under the Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the Incentive Plan, a change in control is defined to include (1) the acquisition by any person of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) our stockholders approve or our Board of Directors approves a plan of complete dissolution or liquidation or a complete dissolution or liquidation of us otherwise occurs except for a liquidation into a parent corporation, (4) a sale, lease, exclusive license or other disposition of all or substantially all of the assets to an entity that did not previously hold more than 50% of the voting power of our stock and (5) individuals who constitute our incumbent Board of Directors ceasing to constitute at least a majority of our Board of Directors.

Types of Awards.    The Incentive Plan permits the grant of any or all of the following types of awards.

Stock Options.    Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the Board of Directors. The Board of Directors determines the exercise price for stock options, within the terms and conditions of the Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Incentive Plan vest at the rate specified in the stock option agreement as determined by the Board of Directors.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the Board of Directors. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Board of Directors or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the Board of Directors. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The Board of Directors determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights.    Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Board of Directors. The Board of Directors determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board of Directors.

Other Stock Awards.    The Board of Directors may grant other awards based in whole or in part by reference to our Common Stock. The Board of Directors will set the number of shares under the stock award and all other terms and conditions of such awards.

Repricing.    The Incentive Plan prohibits the Board of Directors, without stockholder approval, from lowering the exercise or grant price of an option after it is granted, except in connection with Capitalization Adjustments provided under the Incentive Plan, taking any other action that is treated as a repricing under generally accepted accounting principles, canceling an option at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award, or issuing an option or stock appreciation right or amending an outstanding option or stock appreciation right to provide for the grant or issuance of a new option or stock appreciation right on exercise of the original option or stock appreciation right.

Changes to Capital Structure.    In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Incentive Plan, (ii) the class and maximum number of shares that may be issued upon the exercise of incentive stock options and (iii) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Transferability.    Under our Incentive Plan, the Board of Directors may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will or the laws of descent and distribution, except as otherwise provided under our Incentive Plan.

Plan Amendment or Termination.    Our Board of Directors has the authority to amend, suspend or terminate our Incentive Plan, although certain material amendments require the approval of our stockholders, and amendments that would impair the rights of any participant require the consent of that participant.

U.S. Federal Income Tax Information

The following is a general summary of the material U.S. federal income tax consequences of the Incentive Plan to us and to participants in the Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the Incentive Plan, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.

Incentive Stock Options.    Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the Incentive Plan. If a participant exercises an incentive stock option during the participant’s employment as an employee or within three months after the participant’s employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized. Special rules apply if a participant uses already owned shares of our Common Stock to pay the option exercise price or if the shares of Common Stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.

Nonqualified Stock Options.    Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the Incentive Plan with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price. Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option. If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date. Special rules apply if a participant uses already owned shares of our Common Stock to pay the option exercise price or if the shares of our Common Stock that the participant receives upon exercise are subject to a substantial risk of forfeiture. The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon exercise of a stock appreciation right, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the stock appreciation right.

Unrestricted Stock Awards.    If a participant receives shares of stock under the Incentive Plan that are not subject to restrictions, the participant generally will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares. The participant’s holding period for the shares will begin on the date that the participant receives the shares, and the participant’s tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.

Restricted Stock Awards.    Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units.    A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

U.S. Federal Income Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to certain limitations on deductions for compensation contained in the Code.

Code Section 409A.    We intend that awards granted under the Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code.

Plan Benefits

All awards to employees, officers, directors and consultants under the Incentive Plan are generally made at the discretion of our Compensation Committee and/or Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not generally determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Executive Officer Compensation” section below. Grants made to our non-employee directors in the last fiscal year are described in the “2021 Director Compensation” table.

No grants have been made under the Incentive Plan subject to stockholder approval of the Plan Amendment.

Since inception of the Incentive Plan in June 2018, the following persons and groups have been granted options to purchase the following number of shares of Common Stock that were outstanding as of September 8, 2022: Kenneth Siegel, Chief Executive Officer, 407,376 shares; Thomas C. Chesterman, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, 93,500 shares; Nicole Williams, Chief Strategy Officer, 85,000 shares; and Kim Wolin, Executive Vice President, Operations and Secretary, 18,250 shares; all current executive officers as a group, 604,126 shares; all current directors who are not executive officers as a group, 1,673,583 shares; each associate of any such directors or executive officers, 0 shares; each other person who received or is to receive 5% of such options, 0 shares; and all employees, including all current officers who are not executive officers, as a group, 102,159 shares.

Vote Required

The affirmative “FOR” vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the Incentive Plan Proposal. An abstention will have the same practical effect as shares voted against this proposal. A vote on this proposal will not be considered a “routine” matter. A broker non-vote will have no effect as these votes are not considered “entitled to vote.”

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the Incentive Plan Proposal.

PROPOSAL THREE
APPROVAL OF THE ADJOURNMENT PROPOSAL

Background

Our Board of Directors believes that if the number of shares of our Common Stock and Series C Preferred Stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

Shares of Series C Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal and the Adjournment Proposal presented at this Special Meeting or otherwise as required by law.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our Common Stock and Series C Preferred Stock, as counted to mirror the Common Stock votes cast, will vote against the Reverse Stock Split Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Charter Amendment and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Board Recommendation

The affirmative “FOR” vote of a majority of the shares of Common Stock and Series C Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on this proposal is required to approve this proposal. Each of the failure to vote by proxy or to vote in person and a broker non-vote will have no effect on the Adjournment Proposal. An abstention will have the same practical effect as a vote against this proposal. As described above, the Adjournment Proposal is considered a “routine” matter. Therefore, your broker, bank or other nominee may vote your shares without receiving instructions from you on this proposal and accordingly, we do not expect any broker non-votes on this proposal. A failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the Adjournment Proposal.

2021 DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Jamie Bechtel, JD, Ph.D(4)	$114,900	$70,194	$185,094
Delphine François Chiavarini	$42,000	$43,737	$85,737
Marc Dumont	$27,500	$33,571	$60,571
Matthew K. Szot	$49,500	$64,090	$113,590
Phil Grandinetti III(3)	$—	$83,847	$83,847
K.C. Kavanagh(3)	$21,000	$44,789	$65,789
Jake Leach(3)	$—	$70,194	$70,194

____________

(1)      These cash awards represent the amounts paid in calendar year 2021, representing the second half of 2020-2021 compensation and the first half of 2021-2022 cash compensation for board service from annual meeting to annual meeting. An annual award is paid in four equal payments on July 1, 2021, October 1, 2021, January 2, 2022 and April 1, 2022. Only two of these quarterly payments were made in calendar year 2021. This includes any additional cash compensation for service on ad hoc committees.

(2)      The amounts in this column reflect the aggregate grant date fair value of option awards granted in 2021, determined in accordance with ASC 718. As of December 31, 2021, the total number of shares subject to outstanding stock options held by each non-employee director was as follows: Dr. Bechtel, 120,030; Ms. Chiavarini, 76,444; Mr. Dumont, 62,029; Mr. Szot, 101,790; Dr. Williams, 23,981; Mr. Leach, 99,846; Mr. Grandinetti, 113,918; and Ms. Kavanagh, 62,537. This includes any additional equity compensation for service on ad hoc committees.

(3)      Mr. Grandinetti and Mr. Leach did not receive any cash compensation in 2020 or 2021. Mr. Grandinetti and Mr. Leach both elected to receive their full compensation in option awards.

(4)      Included in the $114,900 cash compensation paid to Dr. Bechtel is $50,400 paid to Kito Impact Foundation, of which Dr. Bechtel serves as chief executive officer, in fiscal year 2021 for consulting services.

2021 Non-Employee Director Compensation Program

On July 10, 2021, the Board of Directors adopted a revised non-employee director compensation program, or the Director Compensation Program, for providing cash and equity compensation to our non-employee directors for their service on the Board of Directors and committees of the Board of Directors. The components of the Director Compensation Program are as follows:

Cash Compensation:	Amount
Annual general retainer for service on the board	$17,000
Additional Annual general retainer for service on the board – Chair	$20,000
Additional Annual general retainer for service on the board – Vice Chair	$15,000

Incremental annual retainers for chair of committees:
Audit	$15,000
Compensation	$15,000
Nominating and Corporate Governance	$15,000

Incremental annual retainers for members of committees:
Audit	$5,000
Compensation	$5,000
Nominating and Corporate Governance	$5,000

Equity Compensation:	Grant details (value of grant in $)
Annual stock option grant for serving on the board	$25,000
Additional Annual stock option grant for serving on the board – Chair	$20,000
Additional Annual stock option grant for serving on the board – Vice Chair	$20,000

Annual stock option grant for serving as chair of committees:
Audit	$10,000
Compensation	$10,000
Nominating and Corporate Governance	$10,000

Annual stock option grant for serving as member of committees:
Audit	$4,000
Compensation	$4,000
Nominating and Corporate Governance	$4,000

The options granted to non-employee directors pursuant to the Director Compensation Program will have an exercise price equal to the closing market price of our Common Stock on the date of grant. The options will vest in equal quarterly installments over a one-year period, and the options will expire on the fifth anniversary of the date of the grant.

Our Board of Directors forms ad hoc committees from time-to-time to assist the Board of Directors in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate. The directors serving on such ad hoc committees are compensated as appropriate, though not to exceed the compensation for participation in standing committees.

In addition, we reimburse non-employee directors for reasonable travel expenses for participation in board meetings and for travel conducted on behalf of our business.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the person who served as our principal executive officer at the end of 2021; and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2021, or the named executive officers.

Name and Position	Fiscal Year	Salary ($)(4)	Cash Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Kenneth Siegel	2021	$275,000	$50,000	$—	$123,204	$4,944	$453,148
Chief Executive Officer	2020	$257,813	$—	$—	$111,720	$4,896	$374,429
Thomas Chesterman	2021	$250,000	$25,000	$—	$—	$4,284	$279,284
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2020	$234,375	$—	$—	$27,392	$4,236	$266,003
Steven Krause, Ph.D.(5)	2021	$200,000	$12,500	$—	$—	$—	$212,500
Executive Vice President, Sales and Marketing	2020	$162,500	$85,000	$41,325	$—	$—	$288,825

____________

(1)      The amounts in this column reflect the aggregate grant date fair value of stock awards granted in 2021 and 2020, determined in accordance with ASC 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Stock-based Compensation) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)      The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2021 and 2020, determined in accordance with ASC 718 for stock-based compensation. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Stock-based Compensation) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)      The amounts in this column reflect the payment by our company of life insurance and disability insurance premiums pursuant to respective employment agreements.

(4)      The amounts in this column for 2020 salary reflects a 25% voluntary reduction in the quarterly cash compensation paid between April 1, 2020 and June 30, 2020, due to the COVID-19 pandemic.

(5)      Mr Krause was hired on February 17, 2020 and his pro-rated salary for calendar year 2020 was $175,000. The $162,500 salary listed, as noted in (4) above, reflects a 25% voluntary reduction in the quarterly cash compensation paid between April 1, 2020 and June 30, 2020, due to the COVID-19 pandemic.

Outstanding Equity Awards at December 31, 2021

The following table sets forth all outstanding equity awards held by each of our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Kenneth Siegel	415	—		17.08	2/14/2024
	17,500	17,500	(2)	28.40	6/18/2024
	16,994	84,971	(6)	1.80	7/31/2025
	30,000	90,000	(4)	1.59	5/3/2026
Thomas C. Chesterman	6,000	—		10.00	12/01/2025
	1,875	625	(3)	19.96	9/20/2024
	10,418	14,583	(6)	1.80	7/31/2025
Steven Krause, Ph.D.	13,889	11,111	(7)	2.44	4/28/2025

____________

(1)      The option exercise price is the closing price of our Common Stock on the grant date, as adjusted for reverse stock splits where applicable.

(2)      1/12th of the option vested on August 16, 2019, and the remainder vests in equal 1/12th quarterly installments thereafter.

(3)      1/12th of the option vested on December 20, 2019, and the remainder vests in equal 1/12th quarterly installments thereafter.

(4)      1/12th of the option vested on May 3, 2021, and the remainder vests in equal 1/12th quarterly installments thereafter.

(5)      1/36th of the option vested on June 2, 2021, and the remainder vests in equal 1/36th monthly installments thereafter.

(6)      1/12th of the option vested on September 30, 2020, and the remainder vests in equal 1/12th quarterly installments thereafter.

(7)      1/36th of the option vested on May 28, 2020, and the remainder vests in equal 1/36th monthly installments thereafter.

Employment Agreements

We have entered into agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Agreement with Kenneth Siegel.    We entered into an employment letter agreement with Mr. Siegel on May 15, 2019, to serve as our company’s Chief Executive Officer, effective May 16, 2019. Under the terms of the employment letter agreement, Mr. Siegel received an annual base salary of $275,000 and a one-time signing bonus of a stock option representing 35,000 shares of our Common Stock, which vests quarterly over a three-year period and is subject to the terms and conditions of the Incentive Plan and standard form of option agreement. Mr. Siegel is also eligible to receive an annual incentive bonus with a target value equal to 50% of his annual base salary, payable in cash, subject to his achievement of performance objectives to be determined by the Compensation Committee or Board of Directors. In addition, after each full year of employment with our company, subject to board approval, Mr. Siegel will receive an annual option grant, or Additional Option, valued at 35% of his then base salary, subject to such vesting terms as determined by the Board of Directors in its discretion. The initial option and Additional Options that are granted to Mr. Siegel will remain exercisable for five years following the end of his continuous service with our company. Mr. Siegel will also be eligible to participate in the standard benefits, vacation and expense reimbursement plans offered to similarly situated employees. Mr. Siegel entered into our company’s standard form of indemnification agreement applicable to its directors and officers.

In the event of Mr. Siegel’s termination by the Company without Cause (as defined in the employment letter agreement) or if Mr. Siegel resigns for Good Reason (as defined in the employment letter agreement), Mr. Siegel will be entitled to severance benefits equal to 12 months’ continuation of his then base salary. In addition, the Company will reimburse Mr. Siegel for COBRA premiums in effect on the date of termination for coverage in effect for him and, if applicable, his spouse and dependent children on such date under the Company’s group health plan(s). Finally, the vesting of Mr. Siegel’s initial option and Additional Options will be accelerated such that he will be deemed vested in those shares subject to the options that would have vested in the 12-month period following his separation date had his employment not ended.

Agreement with Mr. Chesterman.    We entered into an employment offer letter with Mr. Chesterman dated November 20, 2015 to serve as our Chief Financial Officer. Pursuant to this agreement, we pay Mr. Chesterman a salary of $250,000 per year. In addition, Mr. Chesterman is eligible for a performance bonus, which amounts will be determined at least annually by mutual agreement based on achievement of personal and company goals, and which will be targeted to be no less than $200,000 per year.

Mr. Chesterman is entitled to accrue four weeks paid vacation and ten days of sick leave per calendar year and may participate in our standard benefits plans.

Per the employment offer letter, on November 20, 2015, we granted Mr. Chesterman a stock option to purchase 6,000 shares of our Common Stock at an exercise price equal to $10.00 per share, which option vests over a four-year vesting schedule, with 1⁄48th of the option vesting monthly beginning on January 1, 2016, until such option is vested in full or Mr. Chesterman’s employment is terminated.

Insurance Premiums

We pay 75% of premiums for medical insurance and dental insurance for all full-time employees, including our named executive officers. We also offer high deductible plan options that include a healthcare flexible spending account component for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.

Equity Compensation Plan Information

The following table presents certain information regarding our Common Stock that may be issued under our equity plans, including upon the exercise of options and vesting of RSUs granted to employees, consultants or directors as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,088,487	(1)	$4.08	2,838,100
Equity compensation plans not approved by security holders	—		$—	—
Total	1,088,487	(1)	$4.08	2,838,100

____________

(1)      Amount includes 667 RSUs granted and unvested as of December 31, 2021.

The following table presents certain information regarding our Common Stock that may be issued under our equity plans, including upon the exercise of options granted to employees, consultants or directors as of the record date, September 8, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,574,846	$1.88	1,351,074
Equity compensation plans not approved by security holders	—	$—	—
Total	2,574,846	$1.88	1,351,074

Options to purchase our Common Stock are outstanding under our Incentive Plan and options are outstanding under our 2015 Plan. The Incentive Plan was approved by our stockholders at our 2018 Annual Meeting of Stockholders and replaces the 2015 Plan for purposes of new equity grants. The Incentive Plan enables us to grant options, restricted stock, RSUs and certain other equity-based compensation to our officers, directors, employees and consultants. On July 8, 2020, our stockholders approved an amendment to the Incentive Plan to increase the number of shares of our Common Stock available for issuance under the Incentive Plan by 800,000 shares. On June 26, 2021, our stockholders approved an additional amendment to the Incentive Plan to increase the number of shares of Common Stock available for issuance under the Incentive Plan by 3,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 8, 2022, information regarding beneficial ownership of our Common Stock and our Series C Preferred Stock by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of Common Stock or Series C Preferred Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

The number of shares listed below under the heading “Total Common Shares Beneficially Owned” is the aggregate beneficial ownership of Common Stock for each stockholder and includes:

•        Common Stock beneficially owned;

•        Common Stock warrants exercisable;

•        currently vested and exercisable options; and

•        stock options that are not currently vested and exercisable but will become so within 60 days of September 8, 2022.

Of this total amount, the number of shares of Common Stock underlying options that are currently vested and stock options that are not currently vested but will become vested within 60 days after September 8, 2022 are deemed outstanding for the purpose of computing the percentage ownership of Common Stock outstanding beneficially owned by a stockholder, director or executive officer, or the Deemed Outstanding Shares, and are also separately listed below under the heading “Number of Shares Issuable Upon Exercise of Warrants and Options Exercisable or Vested” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of our Common Stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, principal stockholders and filings made with the SEC. Percentage ownership is based on 12,212,950 shares of Common Stock outstanding as of September 8, 2022.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of Common Stock and Series C Preferred Stock, except to the extent authority is shared by spouses under community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027.

	Number of Shares of Common Stock Beneficially Owned	Number of Shares Issuable Upon Exercise of Warrants and Options Exercisable or Vested as of September 8, 2022	Total Common Shares Beneficially Owned		Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Voting Power on Proposals One and Three
Name of Beneficial Owner			Shares	Owned
5% Owners:
Sandpiper Capital, LLC(1)	740,504		740,504	6.1%	740.504	6.1%

Directors and Named Executive Officers:
Kenneth Siegel	35,129	209,385	244,514	2.0%	35.129	*
Thomas C. Chesterman	494	42,250	42,744	*	0.494	*
Steven Krause, Ph.D.	—	20,556	20,556	*	—	*
Jamie Bechtel, JD, Ph.D.	2,812	173,945	176,757	1.5%	2.812	*
Delphine François Chiavarini	1,314	108,793	110,107	*	1.314	*
Marc Dumont	7,420	85,083	92,503	*	7.420	*
Phil Grandinetti III	—	176,957	176,957	1.5%	—	*
K.C. Kavanagh	—	62,537	—	*	—	*
Jake Leach	150,000	149,614	299,614	2.5%	150.000	1.2%
Matthew K. Szot	4,657	153,046	157,703	1.3%	4.657	*

All current executive officers and directors as a group (12 persons)	227,973	1,219,722	1,447,695	11.9%	227.973	1.9%

____________

*        Represents beneficial ownership of less than one percent (1%).

(1)      Based on the statement on Amendment to Schedule 13G filed with the SEC on January 31, 2022, Sandpiper Capital, LLC has sole voting power over 138,000 shares and sole dispositive power over 740,504 shares. The address of Sandpiper Capital, LLC is 500 E. Plume St., Suite 109, Norfolk, VA 23510.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, forms filed electronically by the reporting person or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements during the fiscal year ended December 31, 2021 were met in a timely manner by our officers, directors and greater-than-10% beneficial owners, except for the following: one late Form 4 report was filed disclosing one transaction in March 2021 by each of Ms. Kavanaugh and Mr. Grandinetti.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal years ended December 31, 2021 and December 31, 2020, we were not a party to any transactions that require disclosure under Item 404 of Regulation S-K.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact they are or were serving in such capacity. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved requires disclosure under Item 404 of Regulation S-K and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our Board of Directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Special Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of our Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The chair of the Board of Directors is expected to make all reasonable efforts to attend our special meeting of stockholders. If our board chair is unable to attend a meeting of stockholders for any reason, at least one other member of the Board of Directors is expected to attend. Other members of the Board of Directors are expected to attend our meeting of stockholders if reasonably possible.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one Notice. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from the Company or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary, or by telephone at (928) 779-4143. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to SenesTech, Inc., 23460 N. 19th Avenue, Suite 110, Phoenix, AZ 85027, Attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Transaction of Other Business

Our Board of Directors knows of no other matters to be submitted at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annex A

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SENESTECH, INC.

SENESTECH, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.      The name of the Corporation is SenesTech, Inc.

2.      The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

3.      Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by deleting the last paragraph of Article IV in its entirety and adding the following paragraph as the last paragraph of such Article IV.

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation, each [•]1 shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will automatically be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter automatically and without the necessity of presenting the same for exchange, subject to the adjustment for fractional shares as described above, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented such certificate shall have been combined, provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

4.      The foregoing amendment shall become effective on            , 20            , at 12:01 a.m, Eastern Time.

IN WITNESS WHEREOF, SenesTech, Inc. has caused this Certificate of Amendment to be executed as of this             , 20            .

SENESTECH, INC.
By:
Name:
Title:

____________

1        To be any number between and including 5 and 20, at the discretion of the board of directors.

Annex A-1

Annex B

PROPOSED FORM OF
2018 EQUITY INCENTIVE PLAN,
AS AMENDED BY THE PLAN AMENDMENT
NOTE: Additions are indicated by underlining, and deletions are indicated by strike-outs.
SENESTECH, INC.
2018 EQUITY INCENTIVE PLAN

1.      General.

(a) Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b) Available Stock Awards. The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards and (vi) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.      Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Stock Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Stock Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially

Annex B-1

reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or a Stock Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Stock Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.

(viii) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the modification of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company. In no event, however, shall the Board have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with Capitalization Adjustments provided in Section 9; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award; (iii) take any other action that is treated as a repricing under generally accepted accounting principles, or (iv) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.

(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

Annex B-2

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(t) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.      Shares Subject to the Plan.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed ~~3,850,000~~6,850,000 shares, plus the following additional shares: (A) any authorized shares of Common Stock available for issuance, and not issued or subject to outstanding Stock Awards, under the Company’s 2015 Incentive Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan; and (B) any shares of Common Stock subject to outstanding Stock Awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 122,279 shares pursuant to clauses (A) and (B) of this paragraph (i) (taken all together, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

Annex B-3

4.      Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5.      Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

Annex B-4

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(v) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

Annex B-5

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period will not be less than thirty (30) days if necessary to comply with applicable laws unless such termination is for Cause) and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

Annex B-6

(j) Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six (6) months if necessary to comply with applicable laws), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(m) Early Exercise of Options. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 8(m), any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 8(m) is not violated, the Company will not be required to exercise its repurchase right until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(n) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 8(m), the Option or SAR may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Participant pursuant to the exercise of the Option or SAR.

(o) Right of First Refusal. The Option or SAR may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option or SAR. Such right of first refusal will be subject to the “Repurchase Limitation” in Section 8(m). Except as expressly provided in this Section 5(o) or in the Stock Award Agreement, such right of first refusal will otherwise comply with any applicable provisions of the bylaws of the Company.

Annex B-7

6.      Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 8(m), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

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(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.      Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

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8.      Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement as a result of a clerical error in the papering of the Stock Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such

Annex B-10

requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code.

(l) Compliance with Exemption Provided by Rule 12h-1(f). If at the end of the Company’s most recently completed fiscal year: (i) the aggregate of the number of persons who hold outstanding compensatory employee stock options to purchase shares of Common Stock granted pursuant to the Plan or otherwise (such persons, “Holders of Options”) equals or exceeds five hundred (500), and (ii) the Company’s assets exceed $10 million, then the following restrictions will apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options and, prior to exercise, the shares of Common Stock to be issued on exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Holder of Options, or (3) to an executor upon the death of the Holder of Options (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (i) transfers by Holders of Options to the Company, and (ii) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and shares of Common Stock issuable on exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by Holders of Options prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company will deliver to Holders of Options (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every

Annex B-11

six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Holder of Options’ agreement to maintain its confidentiality.

(m) Repurchase Limitation. The terms of any repurchase right will be specified in the Stock Award Agreement. The repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company will not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Stock Award, unless otherwise specifically provided by the Board.

9.      Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

Annex B-12

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.    Plan Term; Earlier Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.    Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.    Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    Definitions.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

Annex B-13

(d) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Annex B-14

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(f) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Senestech, Inc., a Nevada corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Director” means a member of the Board.

Annex B-15

(n) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o) “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(u) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(w) “Officer” means any person designated by the Company as an officer.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(bb) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

Annex B-16

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Plan” means this Senestech, Inc. 2018 Equity Incentive Plan.

(ff) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(gg) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ii) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(jj) “Rule 405” means Rule 405 promulgated under the Securities Act.

(kk) “Rule 701” means Rule 701 promulgated under the Securities Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(nn) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(oo) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or any Other Stock Award.

(pp) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(rr) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Annex B-17

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0000578547_1 R1.0.0.24 SENESTECH, INC. C/O TRANSFER ONLINE, INC. 512 SE SALMON STREET PORTLAND, OR 97214 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/11/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/11/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 PROPOSAL ONE: To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-5 shares and not more than 1-for-20 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”). 2 PROPOSAL TWO: To approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares available under the Incentive Plan by 3,000,000 shares(the “Incentive Plan Proposal”). 3 PROPOSAL THREE: To approve an adjournment of the Special Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”). NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000578547_2 R1.0.0.24

This communication presents only an overview of the more complete proxy materials that are available on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com SENESTECH, INC. Special Meeting of Stockholders Wednesday, October 12, 2022 10:00 A.M. MST This proxy is solicited by the Board of Directors This Proxy will be voted at the Special Meeting of Stockholders of SenesTech, Inc. (the “Company”) by Kenneth Siegel and Thomas C. Chesterman (the “Proxy Holders”), as directed. By signing on the reverse side of this ballot, you hereby grant to the Proxy Holders your revocable proxy to vote all of your shares of Company common stock as directed. If no direction is indicated, it will be voted “FOR” the Reverse Stock Split Proposal; “FOR” the Incentive Plan Proposal; “FOR” the Adjournment Proposal, and as to such other matters as may properly come before the meeting as the Proxy Holders deem advisable. Continued and to be signed on reverse side